UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 28, 2026

PPG INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-1687	25-0730780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania, 15272
(Address of Principal Executive Offices, and Zip Code)
(412) 434-3131
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.66 2/3	PPG	New York Stock Exchange
1.400% Notes due 2027	PPG 27	New York Stock Exchange
2.750% Notes due 2029	PPG 29A	New York Stock Exchange
3.250% Notes due 2032	PPG 32	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 28, 2026, PPG Industries, Inc. (the “Company”) issued a press release announcing that Jamie A. Beggs will join the Company as Senior Vice President and Chief Financial Officer, effective July 6, 2026 upon the previously reported retirement of Vincent J. Morales which will also be effective July 6, 2026. Ms. Beggs, 49, has served as Senior Vice President and Chief Financial Officer of Avient Corporation since August 2020. Ms. Beggs currently serves on the board of directors of International Paper Company.

The terms of Ms. Beggs’s compensatory arrangement include the following:

•Base salary of $800,000 per year;

•A signing bonus of $350,000, which Ms. Beggs would be required to repay if she voluntarily resigns from PPG before the first anniversary of her start date;

•One-time grant under the Company’s 2026 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) of restricted stock units (“RSUs”) with a value of $3,200,000, which will vest on the third anniversary of the grant date;

•For 2026, a prorated target cash bonus of $800,000 under the Company’s Incentive Compensation Plan, payable in February 2027 and a grant under the Omnibus Incentive Plan of stock options, time-based RSUs, performance-based RSUs and total shareholder return contingent shares (“TSR shares”) with an aggregate value of $2,500,000 at the time of grant. The stock options will have a three-year cliff vesting schedule and a ten-year life. The time-based RSUs, the performance-based RSUs and the TSR shares will have a three-year performance period from 2026-2028; and

•Relocation benefits consistent with the Company’s relocation program for executives.

In 2025, PPG purchased approximately $524,000 of products from Avient Corporation. In the first fiscal quarter of 2026, PPG purchased approximately $163,000 of products from Avient. PPG did not sell any products or services to Avient in 2025 or in the first fiscal quarter of 2026. Such purchases were made in the ordinary course of each company’s business and amount to less than one percent of each company’s consolidated gross revenues for fiscal year 2025 and for the first fiscal quarter of 2026. Ms. Beggs has no family relationships with any director or executive officer of the Company.

A press release reporting the appointment of Ms. Beggs is attached hereto as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description
99	Press release of PPG Industries, Inc. dated April 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: April 28, 2026	By:	/s/ Timothy M. Knavish
Timothy M. Knavish
Chairman and Chief Executive Officer